UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OCZ TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or jurisdiction of

incorporation or organization)

04-3651093

(I.R.S. Employer

Identification No.)

6373 San Ignacio Avenue

San Jose, California 95119

(408) 733-8400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Ryan M. Petersen

President and Chief Executive Officer

OCZ TECHNOLOGY GROUP, INC.

6373 San Ignacio Avenue

San Jose, California 95119

(408) 733-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Philip J. Niehoff, Esq.

Mayer Brown LLP

71 S. Wacker Drive

Chicago, Illinois, 60606

(312) 701-7843

Approximate date of proposed sale to the public: As soon as practicable, after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE(2)
Common stock, par value $0.0025 per share (including the associated preferred share purchase rights) (3)	$150,000,000	N/A	$150,000,000	$17,190.00

(1)	There are being registered under this Registration Statement an indeterminate number of shares of common stock of the Registrant with an aggregate initial offering price not to exceed $150,000,000.
(2)	In accordance with Rule 415(a)(6) and Rule 457(p) under the Securities Act of 1933, the Registrant hereby offsets from the total registration fee due under this Registration Statement the amount of the filing fee paid for the unsold securities registered by the Registrant’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission, on March 4, 2011 (File No. 333-172623), registering securities for a maximum aggregate offering price of $100,000,000 (collectively, the “Prior Registration Statement”). Of that amount, the Registrant sold certain of its securities having an aggregate offering price of $99,705,000, leaving a balance of unsold securities with an aggregate offering price of $295,000. The associated filing fee of $34.24 paid for such unsold securities, calculated under Rule 457(o), is hereby used to offset the current registration fee due. Accordingly, the full amount of the $17,190.00 registration fee currently due for this Registration Statement has been partially paid by offset against the balance of the fee paid for the Prior Registration Statement and the Registrant is paying $17,155.76 in filing fees for this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.
(3)	Each share of common stock includes a right to purchase shares of a participating series of Series A Junior Participating Preferred Stock. The rights are attached to and trade with the common stock. Prior to the occurrence of certain events, none of which have occurred as of the date hereof, the rights will not be exercisable or evidenced separately from the common stock. The value attributable to the rights, if any, is reflected in the market price of the common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 1, 2011

$150,000,000

Common Stock

This prospectus relates to shares of OCZ Technology Group, Inc. common stock (including the associated preferred share purchase rights) which may be offered and sold from time to time. The aggregate initial offering price of all common stock sold under this prospectus will not exceed $150,000,000. The common stock of OCZ Technology Group, Inc. is listed on The NASDAQ Capital Market under the symbol “OCZ.”

Each time we sell shares of our common stock hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the shares to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in shares of our common stock.

The shares of our common stock may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of shares of our common stock, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

We currently have four effective registration statements pursuant to which the selling stockholders identified in the prospectuses that are part of those registration statements may sell from time to time up to an aggregate of (i) 21,159,510 shares of outstanding common stock and (ii) 4,048,089 shares of common stock issuable upon exercise of outstanding warrants.

Investing in shares of our common stock involves risks. See the section entitled “Risk Factors” beginning on page 3 of this prospectus. You should carefully read and consider these risk factors before you invest in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     .

i

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares of our common stock to which they relate.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, than contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date.

Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell the shares of our common stock described in this prospectus in one or more offerings. The aggregate initial offering price of all the shares of our common stock sold under this prospectus will not exceed $150,000,000.

This prospectus provides certain general information about the shares of our common stock that we may offer hereunder. Each time we offer shares of our common stock hereunder, we will attach a prospectus supplement to this prospectus. The prospectus supplement will contain the specific information about the terms of that offering. In each prospectus supplement, we will include the following information:

•	The number of shares of common stock that we propose to sell;

•	The public offering price per share of the common stock;

•	The names of any underwriters, agents or dealers through or to which the shares of the common stock will be sold;

•	Any compensation to those underwriters, agents or dealers;

•	Any additional risk factors applicable to the shares of our common stock or our business and operations; and

•	Any other material information about the offering and sale of the shares of common stock.

In addition, the prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. You should read and consider all information contained in this prospectus and any accompanying prospectus supplement in making your investment decision, together with additional information described under the heading “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “OCZ” and similar terms refer to OCZ Technology Group, Inc., a Delaware corporation, and our subsidiaries.

THE COMPANY

We are a leader in the design, manufacture and distribution of high-performance solid state drives (“SSDs”). We focus primarily on three markets: High-Performance and Server, Enterprise and Consumer.

•	High Performance and Server – Includes servers, workstations and high-performance computing devices primarily used in the enterprise and in specialized environments including technology and aviation.

•	Enterprise – Includes data centers, cloud computing, enterprise computing devices and storage area networks.

•	Consumer – Includes a broad array of consumer devices including PCs, laptops, tablets, gaming devices and mobile handsets.

Our products provide high-performance SSDs to each of our key markets at competitive prices. We sell our SSDs and components directly to enterprise customers and original equipment manufacturers (“OEMs”), through our direct sales force, and to other end customers through a channel of systems integrators, information technology (“IT”) integrators and fulfillment and retail distributors, including many online retailers that are focused on technology.

Historically, we primarily focused on developing, manufacturing and selling high-performance DRAM memory modules to computing enthusiasts through catalog and online retail channels. As the market for SSDs began to develop over the last several years, we have shifted our focus to serve this emerging market as our primary focus. We believe that our strong R&D foundation in memory has provided a solid R&D platform and natural transition to develop our SSD capabilities, given the technological similarities between product categories. We began to implement a strategy to shift our focus towards the emerging SSD market in early 2009, which has resulted in our revenue mix shifting heavily towards SSDs, which became a majority of our business in 2010. In August 2010, we announced that we planned to deemphasize our legacy memory products by discontinuing certain low margin commodity DRAM module products. By February 28, 2011, the end of our fiscal year, we had discontinued our legacy memory products to focus on SSDs in accordance with our previously announced plans in January 2011. Throughout this period we have continued to invest in R&D surrounding a wide array of SSD types and interfaces.

In addition to our SSD product lines, we design, develop, manufacture and sell other high-performance components for computing devices and systems, including thermal management solutions and AC/DC switching power supplies. We offer our customers flexibility and customization by providing a broad array of solutions which are interoperable and can be configured alone or in combination to enable computers to operate faster and more reliably, efficiently and cost effectively. Through our diversified and global distribution channel, we offer approximately 200 products to more than 400 customers, including leading online and offline retailers, OEMs and IT distributers.

Recent Developments

From time to time, we enter into various inventory related purchase commitments with our suppliers. During October 2011, we entered into a non-cancelable purchase order agreement with a maximum commitment of approximately $18 million to purchase specified components from a certain supplier. Those purchases must be completed by the end of April 2013. All purchases from this supplier are expected to sell in the normal course of business.

Corporate Information

We were founded in 2002 and incorporated in Delaware in December 2004. Our principal executive offices are located at 6373 San Ignacio Avenue, San Jose California, 95119, and our telephone number is (408) 733-8400. Our website address is www.ocztechnology.com. The information on, or that can be accessed through our website is not part of this prospectus.

RISK FACTORS

Investing in shares of our common stock involves risk. Before making any investment decision, you should carefully consider the risk factors set forth below, under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K (as amended) and our subsequent quarterly reports on Form 10-Q (as amended), which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These risks could materially affect our business, results of operation or financial condition and affect the value of our common stock. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to our Common Stock and this Offering

The price of our common stock may be volatile and subject to wide fluctuations.

The market price of the securities of technology companies has been especially volatile. In addition, our common stock was listed on the OTCBB since January 14, 2010 and only recently began trading on the NASDAQ Capital Market on April 23, 2010. Accordingly, we have an extremely limited history of public trading of our common stock within the United States. The market price of our common stock may be subject to wide fluctuations. If our net sales do not increase or increase less than we anticipate, or if operating or capital expenditures exceed our expectations and cannot be adjusted accordingly, or if some other event adversely affects us, the market price of our common stock could decline. Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. Factors that could cause fluctuations in our stock price may include, among other things:

•	Actual or anticipated variations in quarterly operating results;

•	Changes in financial estimates by us or by any securities analysts who might cover our stock, or our failure to meet the estimates made by securities analysts;

•	Changes in the market valuations of other companies operating in our industry;

•	Announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;

•	Additions or departures of key personnel; and

•	A general downturn in the stock market.

The market price of our stock also might decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. In the past, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. If we were to become the subject of securities class action litigation, it could result in substantial costs and a diversion of management’s attention and resources.

We may experience significant period-to-period quarterly and annual fluctuations in our net sales and operating results, which may result in volatility in our share price.

We may experience significant period-to-period fluctuations in our net sales and operating results in the future due to a number of factors and any such variations may cause our share price to fluctuate. It is likely that in some future period our operating results will be below the expectations of securities analysts or investors. If this occurs, our share price could drop significantly.

A number of factors, in addition to those cited in other risk factors applicable to our business, may contribute to fluctuations in our sales and operating results, including:

•	The timing and volume of orders from our customers;

•	The rate of acceptance of our products by our customers, including the acceptance of design wins;

•	The demand for and life cycles of the products incorporating our products;

•	The rate of adoption of our products in the end markets we target;

•	Cancellations or deferrals of customer orders in anticipation of new products or product enhancements from us or our competitors or other providers;

•	Changes in product mix; and

•	The rate at which new markets emerge for products we are currently developing or for which our design expertise can be utilized to develop products for these new markets.

The sale of our outstanding common stock and exercise of outstanding warrants and options are not subject to lock-up restrictions and may have an adverse effect of the market price of the our stock.

As of November 4, 2011, we had 51,852,676 shares of common stock outstanding, options to purchase an aggregate of 5,329,537 shares of common stock outstanding, and warrants to purchase an aggregate of 4,048,089 shares of common stock outstanding. The sale or even the possibility of sale of such stock or the stock underlying the options and warrants could have an adverse effect on the market price for our securities or on our ability to obtain a future public financing. If and to the extent that warrants and/or options are exercised, stockholders could be diluted.

Future sales of shares could depress our share price.

Sales of our common stock in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock. We have a number of institutional stockholders that own significant blocks of our common stock. If one or more of these stockholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our common stock could be negatively affected.

In addition, the issuance of additional shares of our common stock pursuant to this prospectus, or issuances of securities convertible into or exercisable for our common stock or other equity-linked securities, including preferred stock or warrants, will dilute the ownership interest of our common stockholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing stockholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Anti-takeover provisions in our organizational documents and our stockholder rights plan may discourage our acquisition by a third party, which could limit your opportunity to sell your shares at a premium.

Our fourth amended and restated certificate of incorporation (“Certificate of Incorporation”) includes provisions that could limit the ability of others to acquire control of us, modify our structure or cause us to engage in change of control transactions, including, among other things, provisions that restrict the ability of our stockholders to call meetings and provisions that authorize our Board of Directors of directors, without action by our stockholders, to issue additional common stock. These provisions could deter, delay or prevent a third party from acquiring control of us in a tender offer or similar transactions, even if such transaction would benefit our stockholders.

On October 25, 2011, our Board of Directors authorized a stockholder rights plan and declared a dividend of one preferred share purchase right for each share of our common stock outstanding to stockholders of record at the close of business on November 4, 2011. When exercisable, each right will entitle the registered holder to purchase from us one one-hundredth of a share of our Series A Junior Participating Preferred Stock at a price of $35.00, subject to adjustment.

The rights are designed to assure that all of our stockholders receive fair and equal treatment in the event of any proposed takeover of us and to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of us without paying all stockholders a control premium. The rights will cause substantial dilution to a person or group that acquires beneficial ownership of 20% or more of our common stock on terms not approved by our Board of Directors. However, the rights may have the effect of making an acquisition of us, which may be beneficial to our stockholders, more difficult, and the existence of such rights may prevent or reduce the likelihood of a third-party making an offer for an acquisition of us.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts or current facts included in this prospectus, or incorporated by reference herein, including, without limitation, statements regarding our plans, strategies and prospects, objectives, expectations, intentions, adequacy of resources, and industry estimates, are forward-looking statements. Forward looking identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K/A for the year ended February 28, 2011 and elsewhere in this prospectus and any prospectus supplement, including, without limitation, in conjunction with the forward-looking statements included in this prospectus and any prospectus supplement and any documents that we file in the future with the SEC that are incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. These forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the shares of our common stock offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, repurchases of common stock, capital expenditures, the financing of possible acquisitions or business expansions (although we have no present commitments or agreements relating to possible acquisitions), increasing our working capital and the financing of ongoing operating expenses and overhead.

DESCRIPTION OF CAPITAL STOCK

The following discussion is a summary of the material terms of our capital stock. The following description of the material terms of our capital stock does not purport to be complete and is qualified by reference to our certificate of incorporation, bylaws and Rights Agreement (as defined below), which documents are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Our Certificate of Incorporation provides that the total number of shares of capital stock that we may issue is 120,000,000 shares of common stock, $0.0025 par value per share, and 20,000,000 shares of preferred stock, $0.0025 par value per share, of which 100,000 shares of preferred stock, $0.0025 par value per share, have been designated as Series A Junior Participating Preferred Stock for issuance in connection with the exercise of our preferred share purchase rights.

Common Stock

As of November 4, 2011, we had 51,852,676 shares of our common stock issued and outstanding. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably any dividend declared by the Board of Directors. In the event of a liquidation, dissolution or winding up of OCZ, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Holders of our common stock have no preemptive, conversion or redemption rights. Each outstanding share of common stock is, and all shares of common stock to be outstanding after the completion of this offering will be, fully paid and non-assessable.

Preferred Stock

We have authorized for issuance 20,000,000 shares of undesignated preferred stock, of which 100,000 shares of preferred stock, $0.0025 par value per share, have been designated as Series A Junior Participating Preferred Stock for issuance in connection with the exercise of our preferred share purchase rights. As of November 4, 2011, there were no issued and outstanding shares of Series A Junior Participating Preferred Stock. Our Board of Directors has the authority, without further action by the stockholders, to issue preferred stock in one or more series. In addition, the Board of Directors may fix the rights, preferences and privileges of any preferred stock it determines to issue. Any or all of these rights may be superior to the rights of the common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of OCZ or to make removal of management more difficult. Additionally, the issuance of preferred stock may decrease the market price of our common stock.

Holders of our preferred stock have voting rights and powers equal to those of the holders of our common stock. In addition, each holder of our preferred stock is entitled to dividends or distributions declared by our Board of Directors as payable to the holders of our common stock.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the DGCL regulating corporate takeovers, which prohibits a Delaware corporation from engaging in any business combination with an “interested stockholder” during the three year period after such stockholder becomes an “interested stockholder,” unless:

•

Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

The interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

On or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•

Any person that is the owner of 15% or more of the outstanding voting securities of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	The affiliates and associates of any such person.

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and fourth amended and restated bylaws (“Bylaws”) provide that:

•	Our Board of Directors will be expressly authorized to make, alter or repeal our Bylaws;

•

Our Board of Directors will be divided into three classes of service with staggered three-year terms. This means that only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms;

•	Our Board of Directors will be authorized to issue preferred stock without stockholder approval; and

•

We will indemnify officers and directors against losses they may incur in connection with investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Rights Plan

On October 25, 2011, our Board of Directors declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of our common stock, par value $0.0025 per share, to stockholders of record at the close of business on November 4, 2011 (the “Record Date”). Except as described below, each Right, when exercisable, entitles the registered holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock (a “Preferred Share”) for $35.00 (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between us and Computershare Trust Company, N.A., as Rights Agent.

Initially, the Rights will be attached to all common stock certificates representing shares then outstanding, and no separate Right certificates will be distributed. Until the earlier of (i) the close of business on the tenth day following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of our outstanding common stock, representing 20% or more of our common stock or (ii) the close of business on the tenth business day (or such later date as may be determined by action of our Board of Directors prior to the time that any person becomes an Acquiring Person) following the commencement of a tender or exchange offer (other than certain offers exempted by our Board of Directors as described below) if, upon consummation thereof, such person or group would be the beneficial owner of our common stock representing 20% or more of the common stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced by common stock certificates and not by separate certificates.

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with shares of our common stock. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the transfer of any common stock certificates will also constitute the transfer of the Rights associated with common stock represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of our common stock as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date and will expire at the earlier of (i) the close of business on October 25, 2014, or (ii) the time at which a person or group accepts for purchase unaffiliated common stock representing more than 50% of our common stock pursuant to a Permitted Offer (as defined below), unless earlier exercised, redeemed or exchanged.

In the event that any person (other than us and employee benefit plans) becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise at the then current exercise price of the Right, shares of our common stock (or, in certain circumstances, cash, property or our other securities) having a value equal to two times the exercise price of the Right.

In the event that, at any time after a person or group has become an Acquiring Person, but prior to the expiration of the Rights, we are acquired in a merger or other business combination transaction or 50% or more of our assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise at the then current exercise price of the Right, common stock of the acquiring or surviving company having a value equal to two times the exercise price of the Right.

Notwithstanding the foregoing, following the occurrence of any of the events set forth in the preceding two paragraphs, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will immediately become null and void. The Rights Agreement permits our Board of Directors to exempt an offer (a “Permitted Offer”) from triggering the features of the Rights Agreement set forth in the preceding two paragraphs if such offer is an exchange or tender offer for all of our outstanding common stock at a price and on terms that, prior to the offeror becoming an Acquiring Person, are determined by a majority of the directors of our Board of Directors that are independent from an Acquiring Person, advised by an investment banking firm, to be (a) at a price and on terms that are fair and not inadequate and (b) otherwise in our best interests and our stockholders.

The Purchase Price payable, and the number of shares of common stock or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution, among other circumstances, in the event of a stock dividend on, or a subdivision, split, combination, consolidation or reclassification of our common stock, or a reverse split of the outstanding shares of our common stock.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of our common stock representing 50% or more of us, our Board of Directors may exchange the Rights

(other than Rights owned by such Acquiring Person, which have become void), in whole or in part, at an exchange ratio of one share of common stock per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. We will not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) and, in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

Our Board of Directors may, at its option, at any time prior to such time as a person becomes an Acquiring Person, redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). Upon the effectiveness of any action of our Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of us, including, without limitation, the right to vote or receive dividends.

The provisions of the Rights Agreement may be amended by us in our sole discretion, except that any amendment adopted after a person becomes an Acquiring Person may not adversely affect the interests of holders of Rights.

As of the Record Date, there were 51,852,676 shares of common stock outstanding, 10,111,718 shares of common stock reserved for issuance under our 2004 stock incentive plan, of which options to purchase an aggregate of 5,329,537 shares of common stock are outstanding, and 4,048,089 shares of common stock reserved for issuance upon exercise of outstanding warrants. Each outstanding share of common stock on the Record Date received one Right. 100,000 Preferred Shares have been designated Series A Junior Participating Preferred Stock for issuance in connection with the exercise of the Rights.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired, and under certain circumstances the Rights beneficially owned by such a person or group may become void. The Rights should not interfere with any merger or other business combination approved by our Board of Directors because our Board of Directors may, at its option, at any time prior to the time that any person or group becomes an Acquiring Person, redeem all (but not less than all) of the then outstanding Rights at the Redemption Price.

These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control of OCZ.

PLAN OF DISTRIBUTION

The shares of our common stock that may be offered by this prospectus may be sold:

•	Through agents;

•	To or through underwriters;

•	To or through broker-dealers (acting as agent or principal);

•	Directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise,

•	Through a combination of any such methods of sale; and/or

•	Through any other methods as described in a prospectus supplement.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the shares of our common stock. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the shares of common stock or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the shares of common stock may be deemed to be “underwriters,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and compensation and profits received by them on sale of the shares of common stock may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time shares of our common stock are offered by this prospectus, the prospectus supplement, if required, will set forth:

•	The name of any underwriter, dealer or agent involved in the offer and sale of the shares of common stock;

•	The terms of the offering;

•	Any discounts, concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•	Any over-allotment option under which any underwriters may purchase additional shares of common stock from us;

•	Any initial public offering price;

•	Any discounts or concessions allowed or reallowed or paid to dealers; and

•	The anticipated date of delivery of the shares of common stock.

The shares of our common stock may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of shares of common stock may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

•	Transactions on the NASDAQ Capital Market or any other organized market where the common stock may be traded;

•	In the over-the-counter market;

•	In negotiated transactions;

•	Under delayed delivery contracts or other contractual commitments; or

•	A combination of such method of sale.

If underwriters are used in a sale, shares of our common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of shares of our common stock, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our common stock.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

To comply with the securities laws of certain states, if applicable, the shares of common stock offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the shares of common stock. Any such activities will be described in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the common stock offered in this prospectus will be passed upon for us by Mayer Brown LLP.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended February 28, 2011 have been so incorporated in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of OCZ Technology Group, Inc. and subsidiaries for the fiscal year ended February 28, 2009 have been included in this prospectus and in the registration statement in reliance upon the reports of Crowe Clark Whitehill LLP (On October 1, 2010, Horwath Clark Whitehill LLP changed its name to Crowe Clark Whitehill LLP), which is an independent registered public accounting firm, as stated in their report dated May 1, 2009, which is incorporated by reference herein, and such consolidated financial statements have been so incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC (such registration statement, together with all amendments and exhibits thereto, being hereinafter referred to as the “Registration Statement”) under the Securities Act, for the registration of the shares of common stock that may be offered and sold hereunder. This prospectus does not contain all the information set forth in the Registration Statement; certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statement which contains further information with respect to us and our common stock. Statements herein concerning the provisions of documents filed as exhibits to the Registration Statement are necessarily summaries of such documents, and each such statement is qualified by reference to the copy of the applicable document filed with the SEC.

We are subject to the reporting requirements of the Exchange Act, and in accordance therewith file reports, including annual and quarterly reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at the SEC’s Public Reference Room, 100 F Street, NE, Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Please call the SEC at 1-800- SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. The website, and, except as expressly incorporated herein, the information contained therein, is not a part of this prospectus.

You may obtain a copy of any of our filings, at no cost, by writing or telephoning us at:

6373 San Ignacio Avenue

San Jose, California 95119

(408) 733-8400

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

•	Our Annual Report on Form 10-K for the fiscal year ended February 28, 2011, as filed with the SEC on May 17, 2011, and Amendment No. 1 thereto on Form 10-K/A, as filed with the SEC on May 31, 2011.

•

Our Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2011, as filed with the SEC on July 15, 2011, and our Form 10-Q for the quarterly period ended August 31, 2011, as filed with the SEC on October 12, 2011, and Amendment No. 1 thereto on Form 10-Q/A, as filed with the SEC on October 13, 2011.

•

Our Current Reports on Form 8-K, as filed with the SEC on March 18, 2011, March 28, 2011, as amended by our Current Report on Form 8-K/A filed with the SEC on June 3, 2011, April 13, 2011, April 25, 2011, September 30, 2011 and October 28, 2011 (other than documents or portions of those documents not deemed to be filed).

•

The description of our common stock contained in our Registration Statement on Form 10, registering our common stock pursuant to Section 12(g) of the Exchange Act, File No. 000-53633, filed with the SEC on September 30, 2009, including any amendment or report filed for the purpose of updating such description.

•	Our Registration Statement on Form 8-A filed with the SEC on November 2, 2011, registering the Preferred Stock Purchase Rights under Section 12(b) of the Exchange Act.

We also incorporate by reference all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act (i) on or after the date of filing of this registration and statement and before its effectiveness and (ii) on or after the effective date of this registration statement and prior to the sale of all shares of common stock to which this prospectus relates or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us at:

6373 San Ignacio Avenue

San Jose, California 95119

(408) 733-8400

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by us. All amounts are estimates except the SEC Registration Fee.

SEC Registration Fee	$17,155.76
Legal Fees and Expenses	$20,000.00
Accounting Fees and Expenses	$5,000.00	*
Printing Fees and Expenses	$2,500.00	*
Transfer Agent Fee	$3,000.00	*
Miscellaneous	$2,500.00

TOTAL	$50,155.76

*	Does not include expense of preparing prospectus supplements and other expenses relating to offerings of common stock.

ITEM 15.	Indemnification of Directors and Officers

As permitted by the DGCL, our Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	For any breach of the director’s duty of loyalty to us or our stockholders;

•	For any breach of the director’s duty of loyalty to us or our stockholders;

•	For acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	Under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or

•	For any transaction from which the director derives an improper personal benefit.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Section 145 of the DGCL also provides that a corporation has the power to maintain insurance on behalf of its directors and officers against any liability asserted against those persons and incurred by them in their capacity as directors or officers, as applicable, whether or not the corporation would have the power to indemnify them against liability under the provisions of Section 145 of the DGCL.

Our Certificate of Incorporation and Bylaws also provide for the indemnification of our directors and officers to the fullest extent authorized by the DGCL. The indemnification provided under our Certificate of Incorporation and Bylaws includes the right to be paid expenses in advance of any proceeding for which indemnification may be payable, provided that the payment of these expenses incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. We intend to maintain director and officer liability insurance on behalf of our directors and officers.

The foregoing summaries are necessarily subject to the complete text of the DGCL, our Certificate of Incorporation and Bylaws.

ITEM 16.	Exhibits

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

ITEM 17.	Undertakings

a)	The undersigned registrant hereby undertakes:

(1).	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2).	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3).	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4).	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

i.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5).	That, for purposes of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the undersigned registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, OCZ Technology Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on December 1, 2011.

OCZ TECHNOLOGY GROUP, INC.

By:	/s/ Ryan M. Petersen
Ryan M. Petersen
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Ryan M. Petersen with full power of substitution and full power to act his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement the Registrant may hereafter file with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Ryan M. Petersen Ryan M. Petersen	Chief Executive Officer and Director (Principal Executive Officer)	December 1, 2011

/s/ Arthur F. Knapp, Jr. Arthur F. Knapp, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	December 1, 2011

/s/ Adam Epstein Adam Epstein	Director	November 28, 2011

/s/ Richard L. Hunter Richard L. Hunter	Director	December 1, 2011

/s/ Russell J. Knittel Russell J. Knittel	Director	December 1, 2011

/s/ Ralph Schmitt Ralph Schmitt	Director	December 1, 2011

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1*	Form of Underwriting Agreement.

3.1	Fourth Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on September 30, 2009, including the Certificate of Designations of Series A Junior Participating Preferred Stock.

3.2	Fourth Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10 filed on September 30, 2009).

4.1	Specimen common stock certificate of OCZ Technology Group, Inc.

4.2	Rights Agreement, dated as of October 25, 2011, between OCZ Technology Group, Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on October 28, 2011).

5.1	Opinion of Mayer Brown LLP.

23.1	Consent of Independent Registered Public Accounting Firm – Crowe Horwath LLP.

23.2	Consent of Independent Registered Public Accounting Firm – Crowe Clark Whitehill, LLP.

23.3	Consent of Mayer Brown LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

*	To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference, if applicable.